As filed with the Securities and Exchange Commission on November 10, 2003.
                        Registration File No. 333-105903
         --------------------------------------------------------------


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM SB-2/A-6
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          AMERICAN CONSTRUCTION COMPANY

Nevada                         1540                           41-2079252
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or            Classification Number)         Identification
organization)                                                 Number)

               4340 East Charlestown Avenue, Phoenix Arizona 85032 Telephone (480) 695-7283 Facsimile: (602) 953-6915

                                       and

               26 Harlton Bay, Regina, Saskatchewan Canada S4T 7N3
                            Telephone: (306) 352-9767
                       (Addresses and telephone numbers of
                   principal executive offices and businesses)

                              Incorp Services Inc.
                             6075 S. Eastern Avenue
                     Suite 1, Las Vegas, Nevada, 89119-3146
                               Tel: (702) 866-2500
           (Name, address and telephone number for Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

Title of each          Dollar             Proposed                      Proposed         Amount
Class of  Securities   Amount             Maximum                       Maximum          Aggregate of
To be registered       to be Registered   Offering Price per share(1)   Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------
Common Shares          9,175,000          $  0.005                      $ 45,875         $ 4.22

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the offering price of $0.005 per share.


                 Subject to completion, dated November 10, 2003

                                   PROSPECTUS

                          AMERICAN CONSTRUCTION COMPANY
                              A NEVADA CORPORATION

        9,175,000 Shares of Common Stock of American Construction Company

This prospectus relates to 9,175,000 common shares of American Construction Company, a Nevada corporation, which may be resold from time to time by certain selling stockholders of the company. Our common stock is not currently listed on any national exchange or electronic quotation system. We have agreed to register all 9,175,000 common shares under the Securities Act of 1933 for sale by the selling stockholders.

You should carefully consider the Risk Factors beginning on Page 2 of this
--------------------------------------------------------------------------
prospectus before purchasing any of the common stock offered by this prospectus.
--------------------------------------------------------------------------------

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


The shareholders will sell their shares for the duration of this offering at $0.005 per share in minimum sale allotments of 1,000 shares.


                     Estimated Maximum         Underwriting discounts    Proceeds to issuer
                     Offering Price Range to   and commissions
                     the Public
-------------------  ------------------------  ------------------------  --------------------
Per share            $0.005                           $0.00                     $0.00
Total maximum        $45,875                          $0.00                     $0.00


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                The date of this prospectus is November 10, 2003

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


                                Table of Contents
                                -----------------


PROSPECTUS SUMMARY...........................................................1

THE OFFERING.................................................................1

SELECTED FINANCIAL INFORMATION...............................................1

RISK FACTORS.................................................................2

FORWARD LOOKING STATEMENTS...................................................4

USE OF PROCEEDS..............................................................4

DETERMINATION OF OFFERING PRICE..............................................4

DILUTION.....................................................................5

DIVIDEND POLICY..............................................................5

SELLING STOCKHOLDERS.........................................................5

PLAN OF DISTRIBUTION.........................................................6

LEGAL PROCEEDINGS............................................................8

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND
SIGNIFICANT EMPLOYEES........................................................8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............9

DESCRIPTION OF SECURITIES....................................................9

EXPERTS.....................................................................10

LIMITATION OF LIABILITY AND INDEMNIFICATION.................................10

DESCRIPTION OF BUSINESS.....................................................10

BUSINESS STRATEGY...........................................................12

MARKETING STRATEGY..........................................................13

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION........................................................13

FINANCIAL STATEMENTS AUDITED...............................................19



















--------------------------------------------------------------------------------
American Construction Company Registration Statement                     Page i

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


PROSPECTUS SUMMARY
------------------

We were incorporated under the laws of the State of Nevada on August 5, 2002. Our principal office is located at 4340 East Charlestown Avenue, Phoenix, Arizona, 85032, Telephone (480) 695-7283 Facsimile: (602) 953-6915. We have agreed to register the 9,175,000 common shares representing all the issued and outstanding shares in our Company that are being registered for resale by our shareholders.

We established one wholly owned subsidiary, West Dee Construction Ltd. by incorporating it under the laws of the Province of Saskatchewan, Canada on August 8, 2002, and purchasing 100 shares from its treasury. Our subsidiary has its principal office located at 26 Harlton Bay, Regina, Canada Telephone: (306) 352-9767.

We established our company for the purpose of commencing the business of general construction contracting. It is the Company's objective to provide to its customers timely and durable construction of their residential and commercial needs. We established our subsidiary for the purpose of achieving our above stated objectives in Saskatchewan, Canada. We established our subsidiary to enter the residential and commercial construction industry in this market.

Our company is a general contracting company that bids and submits tenders on residential and commercial construction projects. Once we win a bid or tender we retain the necessary sub-contractors to complete the work on the construction project. As a general contractor we will retain the services of plumbers, electricians, carpet and tile layers and dry wall companies to complete the project we are renovating or building.

Our subsidiary commenced business in the 3rd quarter of 2002 and obtained four construction contracts. Two of our contracts were to renovate two residential homes and the other two were to construct and renovate commercial buildings.

The commercial renovation included the renovation of a night club which involved the design of the night club in consultation with the owners including all bars, dance floors, bathrooms and coat checks and then building the night club to the specifications required. The other commercial construction project included the construction of "Visions" electronic store, a major retail electronics store. This project was a start up project that we constructed from the ground floor to completion for lease. Our two residential projects included the renovation of two existing houses where the owners required to update and/or expand their dwelling.

We have received a going concern opinion from our auditors because we have not operated our business for greater than one year and we are showing a loss from our operations of ($13,814).


THE OFFERING
------------

This prospectus relates to the registration of 9,175,000 shares of our common stock to be sold by the selling stockholders identified in this prospectus that the registrant has agreed to register under the Securities Act of 1933. The shareholders will sell their shares for the duration of this offering at $0.005 per share. The 9,175,000 common shares are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration. We intend to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over the counter bulletin board quotation service. Please see Plan of Distribution at page 6 for a detailed explanation of how the securities may be sold.


SELECTED FINANCIAL INFORMATION
------------------------------

The following table presents summary historical consolidated financial information from inception to the period ended of July 31, 2003 and certain balance sheet information. The financial information disclosed is for the period

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 1

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


of August 5, 2002 to July 31, 2003. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this Prospectus.

                 Summary of Consolidated Statement of Operations
                 -----------------------------------------------

                                              August 5, 2002 to
                                               July 31, 2003

Net Sales                                        $   208,416
Net Loss                                        ($    13,814)
Net Gain per share-Basic                         $     *
No. of shares outstanding                          9,175,000

* Less than .01 per share.

                      Summary of Consolidated Balance Sheet
                      -------------------------------------

Current Assets - Cash                            $     7,289
Current Liabilities                              $    23,618
Total Assets                                     $    18,979
Deficit                                          $    (13,814)
                                                 ------------
Stockholders Deficit                             $    (4,639)


RISK FACTORS
------------

An investment in our common stock involves a high degree of risk. Prospective investors should carefully consider the following factors concerning the business of American Construction Company and its subsidiary and the offering, and should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in shares of our common stock.

All of the outstanding shares of the company, including those of our only
----------------------------------------------===========================
officer and director of the company, are being registered and offered for
===================================--------------------------------------
resale. We expect that a substantial number of our securities will be sold in
-----------------------------------------------------------------------------
the market by our selling stockholders in the near future which could cause our
-------------------------------------------------------------------------------
share price to decline.
-----------------------

Upon our Registration Statement becoming effective to which this prospectus is a part of, our selling stockholders, may sell all or part of the 9,175,000 shares being registered in the offering. This creates risk to new investors because all shareholders, including our sole officer and director, are attempting to sell any interest they have in our company. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because all of our common stock is being registered for resale our business
---------------------------------------------------------------------------
could be impacted if our sole officer and director, who owns 55.58% of our
--------------------------------------------------------------------------
common stock, sells his common stock to a point where he would lose the ability
-------------------------------------------------------------------------------
to control the direction of the company through the voting of these sold shares.
--------------------------------------------------------------------------------

In that event, the new shareholders could vote their shares to, among other things, change the manner the business is conducted, remove the current board of directors, remove the current officers, sell the business, or close down the business, any one of which event could cause the shareholders to lose some or all of their invested capital. After the sale of all of the common shares owned by Jeff Mabry, the director and officer of our company, he intends to operate and grow the company to execute its business plan, if the new controlling shareholders allow him to do so and agree with his management of the company.

Our company has a limited operating history and therefore we do not know if we
------------------------------------------------------------------------------
can maintain our business.
--------------------------


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 2

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------

From the date of our incorporation on August 5, 2002, to the date of this registration statement, we have not earned a profit. Our operating activities during this period consisted primarily of finishing four construction projects. Our limited operating history makes it difficult or impossible to predict future results of our operations. This creates risk to our company because we may require earnings history before we could obtain financing from a lending institution if ever required to maintain operations. Limited operating history also creates risk to the investor because they can not evaluate management's ability to earn a desired profit for its shareholders during this development time period.


Our Auditor has raised substantial doubt about our ability to continue as a
---------------------------------------------------------------------------
going concern because we are a development stage company and do not have
------------------------------------------------------------------------
material earnings.
------------------


We are in the development stage of our business and have not generated material profits since our inception and have minimal working capital. Our only source of funds has been the sale of our common stock and limited income from our operating subsidiary. We continue to incur operating expenses and legal and accounting expenses. These factors raise substantial doubt about our ability to continue as a going concern. Our auditors have raised substantial doubt regarding our ability to continue as a going concern.

We have a history of net losses and negative cash flows. If we are unable to
----------------------------------------------------------------------------
become profitable, it is unlikely that we will be able to continue our
----------------------------------------------------------------------
operations.
-----------

We have sustained losses in the past 11 months ended July 31, 2003. For this period, we had an aggregate net loss of ($13,814). If we continue to sustain losses it is unlikely that we will be able to continue our operations. Our ability to become profitable primarily depends on our ability to obtain new construction contract through winning tenders or by successfully negotiating contracts in the future.

If our sub-contractors have accidents or get hurt while working on the
----------------------------------------------------------------------
construction site we could lose business and investors could lose their
-----------------------------------------------------------------------
investment.
-----------

If our sub-contractors get hurt or have accidents we will not finish our construction contracts on time and costs will increase to repair accidents. If this occurs we create the business risk of not obtaining contracts and receiving a bad reputation for performing work in an unsafe manner.

Because our director and principal shareholder controls a majority of our common
--------------------------------------------------------------------------------
stock, investors will have little or no control over our management or other
----------------------------------------------------------------------------
matters requiring shareholder approval.
---------------------------------------

Our director beneficially owns a majority of our outstanding common shares. As a result, he has the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our director and principal shareholder controls the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by this insider could result in management making decisions that are in the best interest of this insider and not in the best interest of the investors or the company, you may lose some or all of the value of your investment in our common stock.

Because our sole director and officer will not devote his full time attention to
--------------------------------------------------------------------------------
the business our business may not operate efficiently and we may not achieve
----------------------------------------------------------------------------
growth through execution and completion of other construction contracts.
------------------------------------------------------------------------

Our sole officer and director works full time with CDS Insurance Agency, LLC and will only be able to devote approximately 10-15 hours a week to our business including dealings with our operating subsidiary, shareholders and regulatory authorities. If our sole officer and director can not devote the necessary time to the business when required we will operate inefficiently becoming less profitable and decrease the ability for our investors to earn a return on their investment.

There is no active trading market for our common shares therefore investors may
-------------------------------------------------------------------------------
not be able to sell their shares.
---------------------------------

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 3

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------

There is currently no active trading market for our common shares, and such a market may not develop or be sustained. This poses a risk to investors because they may not be able to sell their shares when they need to for various reasons including the financing of their personal living expenses or in case of emergency.

We are required to indemnify our officers and directors in certain circumstances
--------------------------------------------------------------------------------
for claims against them that may bear significant cost therefore reducing our
-----------------------------------------------------------------------------
profitability and our ability to continue our business.
-------------------------------------------------------

We are required by section 78.7502 of the Nevada General Corporation Law to indemnify our officers, directors, employees and agents against liability to the company in any proceeding in which such person wholly prevails on the merits. Generally, we may indemnify our officers and directors against such liability if the officer or director acted in good faith believing his or her actions to be in the best interests of the company. These provisions may limit our recovery for any claims against our officers and directors. See Limitation of Liability and Indemnification at page 10.

Due to all of our revenues being earned by our Canadian subsidiary we may in the
--------------------------------------------------------------------------------
future suffer negatively from the effects of exchange rate fluctuations.
------------------------------------------------------------------------

This is caused because the Canadian dollar may strengthen relative to the US dollar which causes our profit earned in Canadian dollars to be exchanged into fewer US dollars. As a result, if the Canadian subsidiary was to pay a dividend to our company, less US money would be paid pursuant to the dividend after conversion of Canadian profits into US currency, which in turn means less US money would be paid to our shareholders if we were to in turn pay a dividend to our shareholders for the same amount. The reverse relationship occurs if the US dollar strengthens relative to the Canadian dollar.


FORWARD LOOKING STATEMENTS
--------------------------

Certain statements in this Prospectus, including, without limitation, those described under the sections entitled "Risk Factors," "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "expect," "believe," "goal," "plan," "intend," "estimate," and "may" or similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company or events, or timing of events, relating to the company to differ materially from any future results, performance or achievements of the company expressed or implied by such-forward looking statements. These include statements concerning the possible need for the company to raise capital to finance operations in the near-term and the inability to provide assurances that such capital will be available on favorable terms to us, if at all; not executing and completing construction contracts in a timely and quality fashion; the failure to obtain construction contracts to help us achieve our goals; the expense of business development; the uncertainty of profitability and sustainability of revenues.


USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.


DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 9,175,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 4

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.


DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.


DIVIDEND POLICY
---------------

We have never paid cash dividends and we do not intend to pay any cash dividends with respect to our common shares in the foreseeable future. We intend to retain any earnings for use in the operation of our business. Our Board of Directors will determine dividend policy in the future based upon, among other things, our results of operations, financial condition, contractual restrictions and other factors deemed relevant at the time. We intend to retain appropriate levels of earnings, if any, to support our business activities.


SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes (1) the number of shares of common shares currently owned by each selling stockholder, (2) the number of shares being offered for resale by each selling stockholder; and (3) the number and percentage of shares of common stock to be held by each selling stockholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders sell all or any of their shares.

The selling stockholders' table consists of shareholders that purchased our common stock pursuant to two private offerings, dated August 5, 2002 and June 2, 2003 which satisfied the requirements of Rule 506 of Regulation D. Both offerings sold shares at $0.001 per share.

On August 5, 2002 pursuant to Rule 506 of Regulation "D" we sold 5,100,000 shares to our director, Jeff Mabry at $0.001 per share for total consideration of $5,100 and on June 2, 2003 pursuant to Rule 506 of Regulation "D" we entered into Securities Purchase Agreements with certain investors to purchase our common shares, for a purchase price of $0.001 per share for total consideration of $4,075.

The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.


As of November 10, 2003 there were 9,175,000 shares of common stock outstanding. None of our selling stockholders in this prospectus are broker-dealer or affiliates of broker-dealers.


                                                     Shares of Common         Shares of Common
                             Amount of Beneficial    Stock Being              Stock Beneficially
                             Ownership Prior         Sold Pursuant            Owned After
Name of Beneficial Owner     to This Offering(1)     to This Prospectus(2)    This Offering
------------------------     --------------------    ---------------------    ------------------

                             NUMBER     PERCENT      NUMBER                   NUMBER    PERCENT

Jeff Mabry(3)               5,100,000   55.58%       5,100,000                   0        0%
Rob Cimato(4)                 450,000    4.90%         450,000                   0        0%
Rene Sharp                    200,000    2.17%         200,000                   0        0%
Ty Packer                     200,000    2.17%         200,000                   0        0%
Jennifer Schuldt              200,000    2.17%         200,000                   0        0%
Stanley Bright                150,000    1.63%         150,000                   0        0%
Gregory Stec                  150,000    1.63%         150,000                   0        0%

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 5



                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


Donald Boudreau               150,000    1.63%         150,000                   0        0%
Tom Mickelson                 150,000    1.63%         150,000                   0        0%
David DeLorenzo               150,000    1.63%         150,000                   0        0%
David Melanson                150,000    1.63%         150,000                   0        0%
Angelo Cimato(4)              150,000    1.63%         150,000                   0        0%
Zack Scanlan                  150,000    1.63%         150,000                   0        0%
Jamie Fuller                  150,000    1.63%         150,000                   0        0%
Michael Wimmer                150,000    1.63%         150,000                   0        0%
Karen Hanke                   125,000    1.36%         125,000                   0        0%
T. Scott Bell                 125,000    1.36%         125,000                   0        0%
Thomas Ackerman               125,000    1.36%         125,000                   0        0%
William Rhodes                125,000    1.36%         125,000                   0        0%
Holly Walker                  125,000    1.36%         125,000                   0        0%
Scott Hudson                  125,000    1.36%         125,000                   0        0%
Jeff Adams                    125,000    1.36%         125,000                   0        0%
John Mack                     125,000    1.36%         125,000                   0        0%
Jadd Keller                    75,000      *            75,000                   0        0%
Michael Valladeres             75,000      *            75,000                   0        0%
Joe Carlton                    75,000      *            75,000                   0        0%
James Bowes                    75,000      *            75,000                   0        0%
Scott Siegrist                 75,000      *            75,000                   0        0%
Deborah Loeffler               75,000      *            75,000                   0        0%
Paul Knadler                   75,000      *            75,000                   0        0%
                               ------                   ------

Total                       9,175,000                9,175,000

*   Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.

(3) Mr. Jeff Mabry is the Director, President and Chief Executive Officer of the company since its inception on August 5, 2002.

(4) Mr. Angelo Cimato is Mr. Rob Cimato's father. Mr. Rob Cimato is 33 years old and not a minor child.


PLAN OF DISTRIBUTION
--------------------

The selling shareholders will sell their shares for the duration of this offering at $0.005 per share. We intend to apply to the NASD to have our shares listed on its over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date no actions have been taken to apply to the NASD to have our shares listed on its over-the-counter-bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 6

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately negotiated transactions;

Once a market develops, we will file a post-effective amendment to revise the cover page and plan of distribution to reflect current market price.

     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

To date no broker-dealer has been engaged. When a broker-dealer is engaged by the selling stockholders the engaged broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Financial Department. The cleared broker-dealer may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.


Jeff Mabry is an underwriter in this offering, as that term is defined in section 2(a)(11) of the Securities Act of 1933.


The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. We estimate these fees and expenses to be $10,000 which will be paid from the monies we raised through our private placements, operating cash flow, future sales of securities or future borrowings. $7,500 of the $10,000 has already been paid by our company. Any offering expenses that exceed our cash on hand will have to be paid from our operations or future borrowings or future sales of securities as necessary.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions. Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks. The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must:
(i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 7

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


LEGAL PROCEEDINGS
-----------------

We are not aware of any legal proceedings or threatened legal proceedings against us. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, CONTROL PERSONS AND SIGNIFICANT
-------------------------------------------------------------------------
EMPLOYEES
---------


The following table sets forth certain information regarding the executive officers and directors of American Construction Company as of November 10, 2003:


Name                          Age     Title                                                 Term of Service
----                          ---     -----                                                 ---------------

Jeff Mabry                    37      President, Chief Executive Officer,                    Indefinite
4340 E. Charleston                    Chief Financial Officer and Director
Phoenix, Arizona, USA

Kathy Weisgerber              40      President and Director of West Dee Construction Ltd.  Indefinite
26 Harlton Bay
Regina, Saskatchewan, Canada

Mr. Jeff Mabry is the only director of the Board of Directors. He holds that office indefinitely until he either resigns, is replaced by the shareholders, or is removed by law. Mr. Jeff Mabry is the majority shareholder of the Company. Jeff Mabry spends an estimated ten to fifteen hours a week in fulfilling his duties as officer and director. Please see page 3.

Mrs. Kathy Weisgerber is the only director and officer of West Dee Construction Ltd. She holds that office indefinitely until she either resigns, is replaced by the shareholder, or is removed by law. Mrs. Weisgerber spends an estimated five to ten hours a week in fulfilling her duties as an officer and director.

Mr. Jeff Mabry
--------------

Mr. Mabry is currently employed with CDS Insurance Agency, LLC as a broker from June 2002 to present.

From May 1995 to August 2001 Mr. Mabry was employed with The Tech Group a manufacturer of injection molds. Mr. Mabry was Senior Project Engineer responsible for quoting and managing projects from concept through approved production.

From May 1993 to April 1995 Mr. Mabry was employed with Plastic Design Corp. as a Mold Maker. Mr. Mabry was responsible for building plastic injection molds for the automotive and medical uses.

Mr. Mabry is a graduate of Arizona State University majoring in Construction Engineering.

Mrs. Kathy Weisgerber
---------------------

Mrs. Weisgerber conducts the day-to-day operations of the subsidiary to the satisfaction of the land owners. She ensures all contracts are successfully negotiated and/or tendered and ensures all sub-trades are retained. Mrs. Weisgerber reviews blue prints for the purpose of calculating material takeoffs to estimate the material requirements and the necessary cost to complete a project so that the proper material is purchased at the lumber yards and other material suppliers and design work where required for residential and commercial projects. She retains the sub-trades to complete the project once the project costs are estimated. Mrs. Weisgerber and her family have been in the general contracting construction business in Saskatchewan for 20 years performing all aspects of general contracting including working on the construction sites, estimating and bidding. Mrs. Weisgerber has accumulated this experience by: (a) working with her family at a small finishing supply store, Rock Oak Supplies,

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 8

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


servicing customers for their material needs such as kitchen design; (b) by working on past construction projects where she performed all construction duties including working on the site in the capacity as laborer, clean up and receiver of material. Specific projects worked on included the construction of two Brandee's confectionary stores in Regina, Saskatchewan, approximately 20 residential houses by her family's former business, Caesar Homes in Regina, Saskatchewan, senior home construction, and the construction of Lang Credit Union in Lang, Saskatchewan. In addition to Mrs. Weisgerber's experience, she draws on her husband's experience as a master carpenter with the Government of Saskatchewan in its construction division, Saskatchewan Property Management. Mrs. Weisgerber and her family will continue to provide the company with the services described above for the company's sole benefit. Mrs. Weisgerber and her family will continue with their business and will not pose potential conflicts of interest for our company because they only work on projects for our company.

Mrs. Weisgerber in addition to her obligations at West Dee Construction Ltd. has been employed by Sasktel for 20 years. Mrs. Weisgerber holds the position of national account representative for this government tele-communication company.

There will be no conflict of interests between the business conducted by the officers and directors and the business of the company.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------


The following table sets forth, as of November 10, 2003, certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company's directors, and (iii) all executive officers and directors of the Company as a group:


                               AMOUNT AND NATURE              PERCENT OF
NAME AND ADDRESS           OF BENEFICIAL SHARES OWNED    OUTSTANDING OWNERSHIP
----------------           --------------------------    ---------------------

Jeff Mabry                 5,100,000 Common Shares             55.58%

Kathy Weisgerber           None                                 0.00%

Officers and directors
as a group                 5,100,000 Common Shares             55.58%(1)

(1) Jeff Mabry is the only officer and director that owns shares in the Company.


DESCRIPTION OF SECURITIES
-------------------------


Our authorized capital stock consists of 75,000,000 shares of common stock, having a par value of $0.001 USD per share. As of November 10, 2003, there were issued and outstanding 9,175,000 shares of common stock and 30 holders of record. The 9,175,000 common shares are restricted securities and therefore can not be sold unless they are registered or sold in a transaction which is exempt from registration. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights. Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time. Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders. There are no options or warrants outstanding to purchase common shares and there are no other securities issued that can be converted into common shares.



--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 9

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


EXPERTS
-------

Kabani & Company, Inc., independent auditors, have audited American Construction Company financial statements included in this Prospectus. American Construction Company financial statements are included in this prospectus with the consent of Kabani & Company, Inc.

Kabani & Company, Inc., Auditors was not employed on a contingent basis in connection with the registration or offering of American Construction Company's common stock.


LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

The Nevada revised Statutes pursuant to 78.7502 and 78.751 provides indemnifications for officers and directors when they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, and acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim adjudged by a court after exhaustion of all appeals, to be liable to the company unless the court determines otherwise upon application. The company shall indemnify an officer director or employee or agent of the company against expenses including attorney's fees actually and incurred by him in a successful defense of any matter regarding the company.

The above indemnification may be made by the company after a determination made by either the shareholders, the board of directors by majority vote of a quorum consisting of directors who are not party to the action suit or proceeding supported by independent legal counsel in a written opinion, or if a quorum of directors who are not party to the action cannot be obtained by independent legal counsel in a written opinion.

The aforementioned indemnification continues for a person who has ceased to be a director, officer, employee or agent and their heirs, executors and administrators.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (The "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


DESCRIPTION OF BUSINESS
-----------------------

American Construction Company, (the "Company") was established on August 5, 2002 for the purpose of commencing the business of general construction contracting. It is the Company's objective to provide to its customers timely and durable construction of their residential and commercial needs. We established our subsidiary for the purpose of achieving our above stated objectives in Saskatchewan, Canada. We established our subsidiary to enter the residential and commercial construction industry in this market.

To accomplish the above objective the founder of our company, Jeff Mabry established American Construction Company (a Nevada company) on August 5, 2002. American Construction Company then established its subsidiary, West Dee Construction Ltd. (a Saskatchewan, Canada company) on August 8, 2002 by purchasing 100 shares from its treasury.

We employ two (2) people including Mr. Mabry and Mrs. Weisgerber with no full time employees. The reason the Company employees such few people is because we are a general contractor company. A general contractor company is responsible for obtaining construction contracts by negotiation or by winning tenders and then retaining the sub-trades (plumbers, carpet and tile installers, electricians and dry wall companies) necessary to satisfy the terms of the contract. The general contractor supervises the sub-trades or sub-contractors to ensure the construction project is completed in accordance with the terms of the contract or arrangement with the owner, in particular the construction completion date and the quality of the construction. We select our sub-trades by


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 10

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


contacting two or three sub-trades in each trade that we require to satisfy the contract and pick that trade person that has the best price to perform the work who has the best reputation in the industry.

Our subsidiary commenced business in the 3rd quarter of 2002 and obtained four construction contracts. Two of our contracts were to renovate two residential homes and the other two were to construct and renovate commercial buildings. The commercial renovations included the renovation of a night club which involved the design of the night club in consultation with the owners including all bars, dance floors, bathrooms and coat checks and then building the night club to the specifications required. The other commercial construction project included the construction of "Visions" electronic store, a major retail electronics store. This project was a start up project that we constructed from the ground floor to completion for lease. Our two residential projects included the renovation of two existing houses where the owners required to update and/or expand their dwelling. We have successfully completed these construction projects and have obtained and completed 2 additional contracts to renovate a fabric and upholstery outlet and a residential house. We have just recently obtained 2 new contracts to renovate a residential house and heavy equipment retailer.

The following are the material terms and status of the contracts:

                                                   Material Terms                  Percentage of
Project                                  Price     Completion Date     Status         Revenue
-------                                  -----     ---------------     ------         -------
Completed Contracts:
--------------------
Gabbos Night Club                       $115,717   October 18, 2002     Complete        50.72%
Visions Electronics                     $ 31,664   October 31, 2002     Complete        13.86%
53 McNiven Cr. (Residential)            $ 25,663   October 31, 2002     Complete        11.25%
1238 Elphinstone Street (Residential)   $ 29,921   April 30, 2003       Complete        13.11%
Fabricland                              $ 13,662   September 15, 2003   Complete         5.99%
2721 Sinton Avenue                      $ 11,567   September 30, 2003   Complete         5.07%
Contracts not Completed:
------------------------
266 Angus Crescent                      $  6,696   November 1, 2003    5% Complete    N/A(1)(2)
Fer-Marc Equipment Ltd.                 $106,560   December 1, 2003    0% Complete    N/A(1)(2)

(1) We have not included these contracts in the Percentage of Revenue category because we do not know what the final revenue will be until the construction jobs are complete.
(2) The contract price for 266 Angus Crescent and Fer-Marc Equipment Ltd. are $9,300CDN and $148,000CDN respectively. We have used an exchange rate of $0.72USD=$1.00CDN.

The role of Mr. Jeff Mabry, the sole officer and director of the Company, is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate.

The role of Mrs. Kathy Weisgerber is to conduct the day-to-day operations of the subsidiary to the satisfaction of the land owners. Mrs. Weisgerber ensures all contracts are successfully negotiated and/or tendered and ensures all sub-trades are retained. Mr. Weisgerber and her family have been in the general contracting construction business in Saskatchewan for 20 years.

The primary geographic region where we anticipate conducting our operations is Saskatchewan, Canada. The Company intends to target the following primary markets in this region:

     a)   Small retail operations requiring renovation;
     b) Residential house owners requiring renovation to their existing dwelling;

The Company earned $208,416 in gross revenue and had a net loss of $13,814 from August 5, 2002, the date of inception to July 31, 2003 by targeting these markets.

The competitive business condition faced by our Company is the ability to negotiate construction contracts or tenders effectively so that we receive the construction project and earn a profit. Our Company is one of the smallest

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 11

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


general contracting companies in the construction industry in the Province of Saskatchewan. We intend to increase our position in the industry by competitively negotiating contract and tender prices as they come due and slowly build our reputation for completing construction projects in a timely and durable fashion for a price that is cost effective for the land owner.

The competitive business conditions of the industry include competing against competitors that receive financing to purchase materials on credit and that have skilled manpower on staff to complete projects in a timely fashion. Competitors that have these conditions can bid and tender on jobs with more confidence that they will achieve their profit expectations. This is because they know what their labor cost will be because they pay employees that are on staff and they don't have to pay for materials until they are paid by the landowner or on terms that are more favorable to small construction operators like our company. As a result of these conditions they have a greater advantage of obtaining and completing the construction contracts. Our company does not have favorable financing terms versus large construction companies and we must bid or tender contracts with the uncertainty that certain trades may charge more than what we estimated.

The methods of competition used in the construction industry are bidding or tendering contracts at a loss to prevent competitors such as our company from obtaining the contract or competitors having personal contacts or relationships with landowners who privately negotiate contracts who might tender the contract to the market if it was not otherwise privately negotiated.

The Company believes that the overall growth of its business will be prefaced on the reference it receives from its past clients especially in the home residential market where references are often asked for and followed up by prospective house owners. Upon a good reference being received endorsing the Company's successful performance of past house renovations we are confident that we will increase the number of contracts or tenders that we will win in this market. The commercial renovation market works in much the same fashion with the business owner relying on references or observing past work that a company has completed.

In Saskatchewan, there is no requirement for general contractors to be licensed. We do require construction permits for construction projects. This requires drawings to be made that are designed by us and forwarded to the municipal government who approves the plans before construction commences. Other than receiving construction permits discussed above there are no government regulations existing or probable that effect our business.


BUSINESS STRATEGY
-----------------

Main Objectives
---------------

The Company's business strategy has been developed to achieve the following objectives:

     a)   Timely completion of all construction projects;
     b)   To construct durable structures;

Timely Completion of Construction Projects
------------------------------------------

It is our goal to complete all construction projects we are successful in obtaining in a timely fashion. The time of completion in a construction project is the most important objective to a landowner. In a commercial renovation the landowner can not lease his building to a tenant if the building is not ready for occupancy or they can not use it themselves for occupancy increasing their overhead in renting another premise until their building is complete or at a minimum disrupting their staff while the renovation is being completed. It is therefore essential in every commercial renovation to satisfy the time of completion as it generally translates into the landowner loosing money in a direct or indirect fashion if is not completed on time.

In a home renovation project, time of completion is also the most important factor because typically the home renovation disrupts and entire family and how they live within their dwelling. If a home renovation runs over its completion date too long the landowner will not tolerate it because his home will not be a place where he or she can relax especially if they have a family.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 12

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


To achieve this objective the company plans each project to the point of completion and discusses the time of completion with each sub-trade to ensure they effectively work together to ensure they are coordinated with each other sub-trade. Once the plan is established and discussed we follow up with each sub-trade to ensure they are on target with their own work. If a sub-trade is not on target we advise them of the deficiency and will hold back a progress payment until their work is done.

Durable Construction
--------------------

The second most important objective is the quality construction of the commercial or home construction project. When negotiating or tendering on a project the landowner will advise or we will advise the landowner of the materials that should be used. Since certain building materials are better than others we advise the landowner of this when negotiating as this will determine the overall price of the contract to the owner. This will not impact our price of doing the project as the owner will purchase the construction materials.

To ensure the construction project is being durably built we retain only those sub-trades that are qualified with the proper credentials. This will include finishing carpenters, journeymen electricians and plumbers or experienced sub-trades with good reputations in the construction industry. In addition, we will discuss the construction of the project with the sub-trades on the job to determine if any one trade is having a problem at the construction site, is not getting done on time or the owner is noticing any deficiencies for what they had anticipated to be completed. We also inspect the work as it is completed.


MARKETING STRATEGY
------------------

We market our services by personally contacting commercial and residential landowners to determine what work is available and what their intentions are for the future regarding renovations to their business or residential dwellings.

Reports to Shareholders
-----------------------

We will be a reporting company after our registration statement becomes effective and therefore will be filing forms 10-Q quarterly reports and form 10-K annual reports with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, C.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We will be filing our registration statement on EDGAR and therefore you can view our registration statement and other filings with the SEC on a Internet site maintained by the SEC that contains reports, proxy and information statements, and for information regarding issuers that file electronically with the SEC at http://www.sec.gov.
------------------


MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
------------------------------------------------------------------------
OPERATION
---------

Introduction
------------

We have received a going concern opinion from our auditors because we have not earned a profit from our operation and because we have not been in business for one (1) year. Our deficit is $13,814 as of July 31, 2003. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources. We do not consider ourself to be a "blank check" company as defined in Regulation C, Rule 419 because we have a specific business plan to construct and renovate commercial buildings and residential dwellings and we have not stated that it is our plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person. It is not our intention to merge with or acquire another company in the foreseeable future.



--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 13

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


Overview
--------

From the date of our incorporation on August 5, 2002 until July 31, 2003, we have been a development-stage company that had limited revenues. Our operating activities during this period consisted primarily of completing or near completing four (4) construction projects.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of West Dee Construction Ltd., our subsidiary corporation, and the corresponding professional fees incurred to establish our subsidiary.

Our operating expenses are classified into four categories:

     o    Cost of Sales;
     o    Contracting services;
     o    Professional fees;
     o    Administrative expenses; and
     o    Income taxes

Cost of Sales consists primarily of those expenditures incurred to pay the sub-trades or sub-contractors their fees.

Contracting services consists primarily of those expenditures to pay for general contracting services paid to Mrs. Weisgerber's company West Dee Investments Inc. The services provided by West Dee Investments Inc. are general contracting services which, includes plan design, estimating and bidding, supervision of independent contractors and site clean up. Our company and our subsidiary are responsible for all functions and activities of our operation but we pay for Mrs. Weisgerber's services to her corporation for providing the above services. Our function is to locate, segregate and manage various projects. We determine what projects require the services of the various persons and entities that are available to us to develop projects. We determine how to finance the development of various projects, which includes equity financing (by the sale of our securities). We anticipate that we will identify other projects for development and those projects will require the experience of those persons affiliated with our subsidiary. Additionally, we anticipate that we may be required to form other subsidiaries to develop other projects, depending on the nature and location of those projects.


We currently use the services of West Dee Investments to perform 'hands on' development and construction functions, because West Dee Investments has available to it certain tax situations that are not available to us directly such as past business and capital property losses that it has that can be offset against the income it earns from West Dee Construction Ltd. reducing its overall tax liability. The tax situation of West Dee does not result in any detriment or additional expense to us or our shareholders.

We do not desire to have a 'hands on' situation in the construction of our projects. Instead, we want to cause our subsidiary to be responsible for the day to day construction of the projects, which is what our subsidiary does. We desire to locate potential projects and arrange for the financing of the development of those projects and, hopefully, have several projects in construction with one or more subsidiaries at any given time. We pay West Dee Investments Inc. a fee arrangement where that company receives the first $40,000 in profit per fiscal year as compensation for managing our projects. All profit earned beyond $40,000 remains with our subsidiary. We have paid to West Dee Investments Inc. $31,799 from the date of our inception to our year end January 31, 2003. We have not paid or accrued any amounts owing to West Dee Investments Inc. for services it has rendered during the interim period, from February 1, 2003 to date because the amount is not determinable and we will not calculate and pay this amount until we know what are profit is for the year ended January 31, 2004 as calculated by our auditor under Generally Accepted Accounting Principles. We have no written agreement with West Dee Investments Inc. Our agreement with West Dee, although not reduced to writing, is such that the terms and conditions of any transaction that we may have with West Dee will not be less favorable to us than what we could enter into with an equally qualified but unaffiliated person or entity. If there develops a controversy among us, on the one hand, and West Dee, on the other hand, we will retain the services of a mediator (or similar person), which will be and never was directly or indirectly affiliated with either us or West Dee, to determine the appropriate conduct,

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 14

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


which determination will be conclusive and obligate us and West Dee. If either we or such a mediator determines that it is not in our best interests to continue to do business with West Dee regarding a particular transaction or relationship, we will disassociate ourselves from West Dee immediately and retain the services of an equally qualified but unaffiliated person or entity to perform the subject services. If we can not hire an equally qualified but unaffiliated person or entity to perform the subject services for the same monetary amount as West Dee has agreed to receive we would be forced to hire or retain at a higher amount which will have a negative impact on our profitability.


Professional fees consist primarily of the accounting expenses to complete the audit.

Administrative expenses consist primarily of costs to incorporate and general expenses.

Income taxes are those expenses paid as required by the Revenue authorities in the jurisdictions the company operates.

We cannot perform a period-to-period comparison of our historical operating results, as this is our first year of operation. Our prospects must be considered in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development.

Results of operations
---------------------

We have lost $13,814 in the first 11 months of operation from inception.

In order to capture construction to date we have quoted construction prices on projects to be under the market to obtain the projects that allows us to obtain a reputation in the industry. To date our cost of goods sold is 82% ($170,344) of gross revenue ($208,416).

Contracting services is $31,799 and are paid to Mrs. Weisgerber's company as compensation for services it renders to our subsidiary.

We anticipate that our professional fees ($12,500) will increase because of the costs to be incurred in going public including audit and legal fees. It is our goal to keep these costs at $10,000 for the next fiscal year.

We anticipate that our administrative expenses ($6,379) will remain relatively stable in the next fiscal year because we don't anticipate these expenses becoming significant in operating our company.

We anticipate that our income taxes will be negligible for this year and the next fiscal year because our company is just starting business and has incurred a loss to date therefore not attracting tax and we expect the next fiscal year to be better but still not having to pay much in tax due to the losses from this year carrying forward.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in the construction industry. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have successfully commenced satisfying our first six (6) contracts, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of Operations
------------------


During the next twelve months, we intend to continue our business by bidding on tenders or negotiating contracts. Specifically we intend on reviewing all advertisements for tender in our subsidiary's local newspapers and in other geographic markets where growth is being experienced, contacting landowners that have construction projects to commence in the next fiscal period and responding to landowners requests for our tender or bid. We have to date completed 6 contracts for a total revenue of $208,416 and been awarded the contracts to renovate a residential house located at 266 Angus Crescent, Regina, Saskatchewan for $6,696 and to renovate Fer-Marc Equipment Ltd., a heavy equipment retail outlet in Regina, Saskatchewan for $106,560. Our company has one part time employee and our subsidiary currently has one part time employee which will not change in the next twelve months. We will require additional funds during the next 12 months. We don't know if we will be required to offer and sell

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 15

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


additional securities to acquire those funds. We can't, however, provide any guarantee or assurance that we will receive that revenue or profit. Additionally, if we do receive that revenue and profit, we may not have enough cash to conduct our operations. If we do not generate enough cash to finance our operations, we may have to offer and sell additional securities to finance those operations. If we do offer and sell additional securities, this will result in the dilution of our existing shareholders.


Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised an aggregate of $9,175. These monies were raised from two private offerings pursuant to Regulation D Rule 506. The remainder of our capital resources will be earned from the operations of the business.

Our operating activities have used cash resources of approximately $6,507 from August 5, 2002 (inception) to the period ending July 31, 2003. Our negative operating cash flow resulted principally from our payment of consulting fees paid to an affiliated company directed by the director of our subsidiary and professional fees to audit and review our financial statements.

We had no investing activity for the period commencing August 5, 2002 to July 31, 2003. However we did raise $5,100 through January 31, 2003 and $4,075 subsequent to January 31, 2003 from our two private placements done pursuant to Regulation D Rule 506. The first to Jeff Mabry, our majority owner and director and the second to investors who bought our shares on our offering that was closed on June 2, 2003. Jeff Mabry has also loaned the company $4,677 to finance our operation.


At July 31, 2003 we had cash and cash equivalents of $7,289. If this cash combined with our operating revenues is not sufficient to fund our operations for the next 12 months we will attempt to sell more securities in the future or borrow monies in the future as necessary to ensure we have the necessary cash flow to cover our costs of operation for the next 12 months. There is no guarantee that we will be profitable in our first year of operations or that we can raise money from future borrowings or the future sale of securities to ensure that necessary cash flow exists to cover our cost of operation.


If cash generated from operations, our private placements and present cash is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additional funding may not be available on favorable terms or at all. In addition, although there are no present understandings, commitments, or agreements with respect to any acquisition of other businesses we may, from time to time, evaluate potential acquisitions of other construction businesses to enhance our business. In order to consummate potential acquisitions, we may issue additional securities or need additional equity or debt financing and any such financing may be dilutive to existing investors.

Description of Property
-----------------------

Our operating facilities are located at 4340 East Charlestown Avenue, Phoenix, Arizona, 85032 and 26 Harlton Bay, Regina, Saskatchewan. These facilities are provided to us at no charge by Jeff Mabry director of the Company and Mrs. Kathy Weisgerber, director of our subsidiary, each of which are located in their residence. The Canadian operating facility functions as our main operating facility.

Certain Relationships and Related Transactions
----------------------------------------------

Mr. Jeff Mabry is the founder (promoter) of our company. Mr. Mabry as of the date of this registration statement has loaned the company $4,677. This amount remains outstanding to Mr. Mabry as of the date of this registration statement.

West Dee Construction Ltd. is our solely owned subsidiary.

West Dee Investments Inc. has received compensation from the date of our inception in the amount of $31,799. An amount of $24,220 of the $31,799 was due on January 31, 2003 but not paid. This amount was subsequently paid to the

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 16

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


company in the next quarter. No interest was owed on this amount. An amount of $1,267 was due to West Dee Construction Ltd. from West Dee Investments payable on July 31, 2003. No interest was owed on this amount.

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date there have been no related party transactions between us and a third party other than contracting services paid to West Dee Investments Inc., a company that Mrs. Weisgerber is the director. West Dee Investments Ltd. has provided general contracting services to our company including plan design, estimating and bidding, supervision of independent contractors and site clean up for all our construction projects.

Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

Person                         Position      Salary(4)     Directors' fees(4)   Indirect Compensation
------                         --------      ---------     ------------------   ---------------------

Mr. Jeff Mabry (1)             Director      $0.00          $0.00               $     0.00
Mrs. Kathy Weisgerber(2)(3)    Director      $0.00          $0.00               $31,799.00

(1)  Mr. Jeff Mabry is the President and Director of American Construction
     Company;
(2)  Mrs. Kathy Weisgerber is the Director of West Dee Construction Ltd.
(3) We have not entered into any employment agreements with Mr. Mabry or Mrs. Weisgerber. Mrs. Weisgerber's company, West Dee Investments Inc. has received $31,799 since the date of our inception to July 31, 2003. We intend on compensating these individuals as employees in the future at market rates once the company becomes profitable.
(4)  There are no standard arrangements for the compensation of directors.

We do not have comparative compensation disclosure for the past fiscal year due to the company only being in operation for 11 months.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our annual Board of Directors' meeting as is necessary.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.



--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 17

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


Transfer Agent and Registrar
----------------------------

The registrar and transfer agent for our common shares will be Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, NV, 89119 and its telephone number at this location is (702) 361-3033.

Representations
---------------

(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by American Construction Company This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)





































--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 18

                              FINANCIAL STATEMENTS


                    AMERICAN CONSTRUCTION COMPANY & SUBSDIARY
                          (A Development Stage Company)
                        CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE PERIOD AUGUST 5, 2002 (INCEPTION) TO JANUARY 31, 2003




























--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 19

                    AMERICAN CONSTRUCTION COMPANY & SUBSDIARY
                          (A Development Stage Company)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTENTS
          FOR THE PERIOD AUGUST 5, 2002 (INCEPTION) TO JANUARY 31, 2003

--------------------------------------------------------------------------------








                                                                       Page

Report of Independent Certified Public Accountants                       F-2

Consolidated Financial Statements:

       Consolidated Balance Sheet                                        F-3

       Consolidated Statement of Operations                              F-4

       Consolidated Statement of Changes in Stockholders' Deficit        F-5

       Consolidated Statement of Cash Flows                              F-6

       Notes to Consolidated Financial Statements                    F-7 to F-12

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 20

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





The Board of Directors
American Construction Company

We have audited the accompanying consolidated balance sheet of American Construction Company and subsidiary (a development stage company) as of January 31, 2003 and the related statements of operations, stockholders' deficit and cash flows for the period from August 5, 2002 (inception) through January 31, 2003. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements, referred to above, present fairly, in all material respects, the financial position of American Construction Company as of January 31, 2003 and the results of its operations, changes in its stockholders' equity and its cash flows for the period from inception (August 5, 2002) to January 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 7, the Company has minimal working capital and has been in business for a short period of time, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KABANI & COMPANY, INC.
Certified Public Accountants

Fountain Valley, California
March 11, 2003

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 21

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEET
                           --------------------------

                                JANUARY 31, 2003

                                     ASSETS

CURRENT ASSETS
     Cash                                                     $        2,756
     Work in Progress                                                 26,738
                                                              ----------------
      Total current assets                                            29,494
                                                              ----------------


           Total assets                                       $       29,494
                                                              ================


CURRENT LIABILITIES
     Accounts payables and accrued expenses                   $       10,272
     Due to affiliate                                                 24,220
                                                              ----------------
      Total current liabilities                                       34,492
                                                              ----------------


STOCKHOLDERS' DEFICIT
     Common stock, $.001 par value; authorized 75,000,000
       issued and outstanding 5,100,000 shares at January
       31, 2003                                                        5,100

     Subscription receivable                                          (5,100)
     Deficit accumulated during the development stage                 (4,998)
                                                              ----------------
           Total stockholders' deficit                                (4,998)
                                                              ----------------

           Total liabilities and stockholders' deficit        $       29,494
                                                              ================


















                 The accompanying notes are an integral part of
                     the consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 22

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF OPERATIONS
            From August 5, 2002 (inception) through January 31, 2003
            --------------------------------------------------------




Revenue                                                        $      199,783
Cost of sales                                                         166,625
                                                               ----------------
        Gross Profit                                                   33,158
                                                               ----------------

Expenses:
     Contracting services                                              31,799
     Professional fees                                                  5,000
     Administrative expenses                                            1,357
                                                               ----------------
        Total expenses                                                 38,156
                                                               ----------------

Loss before income taxes                                               (4,998)
Less: Income taxes                                                          -
                                                               ----------------

Net loss                                                       $       (4,998)
                                                               ================

Basic and diluted net loss per share                           $            -
                                                               ================

Weighted average basic and fully diluted shares
outstanding                                                         5,100,000
                                                               ================
























                 The accompanying notes are an integral part of
                     the consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 23

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
               August 5, 2002 (Inception) through January 31, 2003
               ---------------------------------------------------

                                                                              Deficit
                                                                            Accumulated
                                                                               During
                                  Common         Common                         the
                                  Stock          Stock       Subscription   Development
                                  Shares         Amount       Receivable       Stage          Total
                               ------------   ------------   ------------   ------------   ------------


Common Stock issued              5,100,000    $     5,100    $    (5,100)   $              $         -

Net loss for the period from
August 5, 2002 (inception)
through January 31, 2003                --             --             --         (4,998)        (4,998)
                               ------------   ------------   ------------   ------------   ------------

Balance, January 31, 2003        5,100,000    $     5,100    $    (5,100)   $    (4,998)   $    (4,998)
                               ============   ============   ============   ============   ============




























                 The accompanying notes are an integral part of
                     the consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 24

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS
               For the three month period ended April 30, 2003 and
             the August 5, 2002 (inception) through January 31, 2003
             -------------------------------------------------------


Cash flows from operating activities:
    Net loss                                                  $       (4,998)
      Change in operating assets and liabilities:
           Due from affiliate                                         23,543
           Work in progress                                          (25,994)
           Accounts payable                                           10,125
                                                              ----------------
Net cash provided by operating activities                              2,676
                                                              ----------------

Effect of exchange rate changes on cash                                  100
                                                              ----------------

Net change in cash & cash equivalents                                  2,756
Beginning cash & cash equivalents                                         --
                                                              ----------------
Ending cash & cash equivalents                                $        2,756
                                                              ================

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                                $           --
                                                              ================
      Income taxes                                            $           --
                                                              ================

    Cash from financing activity excludes the effect of Common stock subscribed for $5,100

























                 The accompanying notes are an integral part of
                     the consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 25

Note 1 - Organization
---------------------

American Construction Company (ACC) and its wholly owned Canadian subsidiary, West Dee Construction Ltd. (WDCL), collectively, (the Company) provides services as a general contractor for residential and commercial construction projects. ACC was incorporated in the State of Nevada on August 5, 2002. The contracting services are provided in and around Regina, Saskatchewan region of Canada. The company began its construction activities from September 1, 2002. The work is performed under fixed price contracts.

Basis of Presentation
---------------------

Generally accepted accounting principles in the United States of America contemplates the continuation of the Company as a going concern. However, the Company has a short history of operations which raises substantial doubt about the Company's ability to continue as a going concern. The continuation of the Company is dependent upon the continuing financial support of creditors and stockholders and upon obtaining the capital requirements of the Company. Management is planning to raise capital through issuance of shares. Management believes actions planned and presently being taken provides the opportunity for the Company to continue as a going concern.

The Company's fiscal year ends on January 31st.

Development Stage Enterprise
----------------------------

The Company is a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. "Accounting and Reporting by Development Stage Enterprises". The Company is devoting substantially all of its present efforts to establish a new business.

Note 2 - Summary of Significant Accounting Policies
---------------------------------------------------

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiary, West Dee Construction Ltd., a Canadian corporation. All inter-company accounts have been eliminated. The parent company, American Construction Company, Inc. is a holding company and has no assets except its investment in its wholly owned subsidiary and has no operations. Accordingly, the financial statements presented herein are essentially those of its wholly owned foreign subsidiary, West Dee Construction Ltd.

Use of Estimates in the Preparation of Financial Statements
-----------------------------------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 26

Foreign Currency Transactions
-----------------------------

The functional currency for the Canadian subsidiary (West Dee Construction Inc.) is the Canadian dollar. Assets and liabilities of the Company's Canadian subsidiary are translated in to United States dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average exchange rate prevailing during the reporting period. Gains and losses resulting from foreign currency transactions are included in the statement of operations. Gains and losses from translating the Canadian subsidiaries financial statements into the United States dollars (reporting currency) are included in other comprehensive income. Such gains and losses were insignificant at January 31, 2003.

Risks and Uncertainties
-----------------------

The Company is subject to substantial business risks and uncertainties inherent in starting a new business. There is no assurance that the Company will be able to generate sufficient revenues or obtain sufficient funds necessary for launching a new business venture.

Concentrations
--------------

The Company currently intends to initially concentrate its business within the Regina, Saskatchewan, Canada.

Revenue and Cost Recognition
----------------------------

The Company recognizes revenues on the percentage of completion method, measured by the percentage of cost incurred to date to estimate total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contract. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. A contract is considered complete when the customer accepts the work. At January 31, 2003, all but one contract were completed.

Contract costs consist primarily of subcontract costs and are recorded as incurred. Provision for estimated losses on uncompleted contracts is made in the period in which such losses are determined. General and administrative costs are expensed as incurred

Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in contract receivables.

Fair Value of Financial Instruments
-----------------------------------

Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments." SFAS 107 requires disclosure of fair value information about financial instruments when it is practicable to estimate that value. The carrying amount of the Company's accounts payable and related party payables approximate their estimated fair values due to their short-term maturities.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 27

Earnings (loss) per share
-------------------------

The Company adopted the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS No. 128"). SFAS No. 128 eliminates the presentation of primary and fully diluted earnings per share ("EPS") and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Common stock equivalents have been excluded from the calculation of weighted-average shares for purposes of calculating diluted earnings per share for 2002 and 2001; as such inclusion is anti-dilutive.

Start-up Costs
--------------

The Company adopted Statement of Position No. 98-5 ("SOP 98-5"), "Reporting the Costs of Start-Up Activities." SOP 98-5 requires that all non-governmental entities expense the cost of start-up activities, including organizational costs as those costs are incurred.

Comprehensive Income
--------------------

The Company adopted Statement of Financial Accounting Standards ("FAS") No. 130, "Reporting Comprehensive Income". FAS No.130 requires that the components and total amounts of comprehensive income be displayed in the financial statements. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company's component of comprehensive income (loss) consists of a net income.

Recently Issued Accounting Pronouncements
-----------------------------------------

In April 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded.

SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 28

Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. The Company does not expect adoption of SFAS No. 147 to have a material impact, if any, on its financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as the Company has not issued any stock options.

In December 1999, The United States Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements." SAB 101 summarized certain of the SEC's views regarding the application of generally accepted accounting principles to revenue recognition in financial statements. In June 2000, the SEC amended SAB 101 to require companies with fiscal years beginning after December 15, 1999 to implement the provisions of SAB 101 no later than the fourth fiscal quarter. The Company adopted the provisions of SAB 101 at its inception. The Company does not believe that the adoption has any material effect on its financial statements.

Income Taxes
------------

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 29

Valuation of Long-Lived Assets
------------------------------

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with accounting principles generally accepted in the United States of America.

Segment Reporting
-----------------

The Company consists of one reportable business segment. All revenue is from external customers in Canada. All of the Company's assets are located in Canada.

Note 3 - Subscription receivable/Common stock subscribed
--------------------------------------------------------

Subscription receivable represents agreement to purchase 5,100,000 shares of common stock at $0.001. Subsequent to the balance sheet date, the Company received $5,100 from the stockholder.

Note 4 - Work in-progress
-------------------------

Work in-progress represents cost incurred on one uncompleted contract. Cost consists of subcontract costs incurred on the contract. This contract is 90% complete and the Company expects to breakeven on this contract. Accordingly, this contract is stated at cost of $26,738 as at January 1, 2003.

Note 5 - Related Party Transactions/ Due to affiliate
-----------------------------------------------------

Due to affiliate represents amount due to West Dee Investments, a company owned by a person related to the manager of West Dee Construction, Inc. who provides office space for the Company's business free of charge. This amount is non interest bearing and is payable on demand.

The director of West Dee Construction, Inc. provides office space for the Company's business free of charge. The amount involved for such services during the period is insignificant and accordingly has not been recorded.

Note 6 - Income Taxes
---------------------

The Company operates through its Canadian subsidiary. The Parent company has no operations of its own. Canadian income tax rules provide carryforward of net operating losses. Accordingly, the Company has gross deferred tax assets of approximately $2,000. The Company has recorded a 100% valuation allowance due to the uncertainty of its realization

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 30

Tax at United States federal statutory rate is reconciled to the Company's actual income taxes as follows:


Credit at United States Federal Statutory rate of  34%        $        (1,700)
Effect of Canadian source loss                                          1,700
                                                              -----------------
Income tax expense                                            $             -
                                                              =================


At January 31, 2003, the Company has gross deferred income tax asset of 4,998 Canadian dollars which can be carried forward through 2010.

Note 7 - Going concern
----------------------

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company's did not earn significant revenue during the period from August 5, 2002 (inception) through January 31, 2003 and the Company has accumulated deficit of $4,998 at January 31, 2003. At January 31, 2003, the Company has minimal working capital and has been in business for a short period of time

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through January 31, 2003, towards obtaining additional equity. Management believes that the successfully raising additional funding in next fiscal year will allow the Company to continue operations through the next fiscal year.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 31

                    AMERICAN CONSTRUCTION COMPANY & SUBSDIARY
                          (A Development Stage Company)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTENTS
                FOR THE SIX MONTH PERIOD ENDED JULY 31, 2003 AND
         FOR THE PERIOD FROM AUGUST 5, 2002 (INCEPTION) TO JULY 31, 2003
                                   (Unaudited)

================================================================================








                                                                            Page



Unaudited Consolidated Financial Statements:

     Unaudited Consolidated Balance Sheet                                   F-2

     Unaudited Consolidated Statement of Operations                         F-3

     Unaudited Consolidated Statement of Changes in Stockholders' Deficit   F-4

     Unaudited Consolidated Statement of Cash Flows                         F-5

     Notes to Unaudited Consolidated Financial Statements                  F-6-8

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 32

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 2003

                                   (Unaudited)



                                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                 $        7,289
     Work in progress                                                  10,423
     Due from affiliate                                                 1,267
                                                               ----------------
           Total assets                                        $       18,979
                                                               ================



CURRENT LIABILITIES
     Accounts payables and accrued expenses                    $        7,167
     Customer deposits                                                 11,774
     Shareholders loan                                                  4,677
                                                               ----------------
      Total current liabilities                                        23,618
                                                               ----------------



STOCKHOLDERS' DEFICIT
    Common stock, $.001 par value; 75,000,000 shares
      authorized, issued and outstanding 9,175,000 shares.              9,175
    Deficit accumulated during the development stage                 ( 13,814)
                                                               ----------------
           Total stockholders' deficit                                 (4,639)
                                                               ----------------

           Total liabilities and stockholders' deficit         $       18,979
                                                               ================

















                 The accompanying notes are an integral part of
                the unaudited consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 33

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF OPERATIONS
                  For the six month period ended July 31, 2003
 and the cumulative period from August 5, 2002 (inception) through July 31, 2003
                                   (Unaudited)


                                                                Cumulative from
                                                                 August 5, 2002
                                               Six months         (inception)
                                                 ended          through July 31,
                                             July 31, 2003            2003
                                            ----------------    ----------------

Revenue                                     $       38,633      $      208,416
Cost of sales                                        3,719             170,344
                                            ----------------    ----------------
          Gross Profit                               4,914              38,072
                                            ----------------    ----------------

Expenses:
    Management bonus                                     -              31,799
    Professional fees                                7,500              12,500
    Administrative expenses                          5,022               6,379
                                            ----------------    ----------------
        Total expenses                              12,522              50,678
                                            ----------------    ----------------

Loss before income taxes                            (7,608)            (12,606)
Less: Income taxes                                   1,208               1,208
                                            ----------------    ----------------
Net loss                                    $       (8,816)     $      (13,814)
                                            ================    ================

Basic and diluted net loss per share        $            -                   -
                                            ================    ================

Weighted average basic and fully diluted
  shares outstanding                             6,270,718
                                            ================    ================





















                 The accompanying notes are an integral part of
                the unaudited consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 34

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                August 5, 2002 (Inception) through July 31, 2003
                                   (Unaudited)

                                                                                     Deficit
                                                                                   Accumulated
                                                                                      During
                                                                                       the
                                      Common Stock   Common Stock   Subscription   Development
                                         Shares         Amount       Receivable       Stage          Total
                                      ------------   ------------   ------------   ------------   ------------



Common Stock issued                     5,100,000    $     5,100    $    (5,100)   $        --    $        --

Net loss for the period from August
5, 2002 (inception) through January
31, 2003                                       --             --             --         (4,998)        (4,998)
                                      ------------   ------------   ------------   ------------   ------------
Balance, January 31, 2003               5,100,000    $     5,100   $     (5,100)   $    (4,998)   $    (4,998)

Receipt of cash                                --             --          5,100             --
                                                                                                        5,100

Common Stock issued                     4,075,000          4,075             --             --          4,075

Net loss for the period from
February 1, 2003 through July 31,
2003                                           --             --             --         (8,816)        (8,816)
                                      ------------   ------------   ------------   ------------   ------------

Balance, July 31, 2003                  9,175,000    $     9,175    $        --    $   (13,814)   $    (4,639)
                                      ============   ============   ============   ============   ============





















                 The accompanying notes are an integral part of
                the unaudited consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 35

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  For the six month period ended July 31, 2003
 and the cumulative period from August 5, 2002 (inception) through July 31, 2003
                                   (Unaudited)

                                                                                    Cumulative from
                                                                  Six months         August 5, 2002
                                                                     Ended         (inception) through
                                                                 July 31, 2003        July 31, 2003
                                                                ----------------    ----------------
Cash flows from operating activities:
    Net loss                                                    $       (8,816)      $       (13,814)
      Adjustments to reconcile net loss to net cash used in
        operating activities:
           Change in operating assets and liabilities:
           Due from affiliate                                          (25,487)               (1,267)
           Work in progress                                             16,315               (10,423)
           Accounts payable                                             (3,149)                7,223
        Customer deposits                                               11,774                11,774
                                                                ----------------    ----------------
Net cash used in operating activities                                   (9,363)               (6,507)
                                                                ----------------    ----------------

Cash flows from financing activities:
           Share subscription                                            9,175                 9,175
           Shareholders loan                                             4,677                 4,677
                                                                ----------------    ----------------
Net cash provided by financing activities                               13,852                13,852
                                                                ----------------    ----------------


Effect of exchange rate changes on cash                                     44                   (56)
                                                                ----------------    ----------------

Net change in cash & cash equivalents                                    4,533                 7,289
Beginning cash & cash equivalents                                        2,756                    --
                                                                ----------------    ----------------
Ending cash & cash equivalents                                  $        7,289      $          7,289
                                                                ================    ================

Supplemental disclosure of cash flow information:
    Cash paid during the period for -
      Interest                                                  $           --      $             --
                                                                ================    ================
      Income taxes                                              $           --      $             --
                                                                ================    ================
















                 The accompanying notes are an integral part of
                the unaudited consolidated financial statements.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 36

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


Note 1 - Financial Statements
-----------------------------

American Construction Corporation has prepared the accompanying unaudited consolidated financial statements included herein without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the January 31, 2003 audited financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respects dependant upon the facts that will exist, and procedures that will be accomplished by the Company later in the year. The results of operations for the interim periods are not necessarily indicative of the results of operations for the full year. In management's opinion all adjustments necessary for a fair presentation of the Company's financial statements are reflected in the interim periods included.

The Company's fiscal year ends on January 31.

Note 2 - Recently Issued Accounting Pronouncements
--------------------------------------------------

On April 30, 2003, the FASB issued FASB Statement No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". FAS 149 amends and clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of FASB Statement No. 133 ("SFAS 133"), Accounting for Derivative Instruments and Hedging Activities. SFAS 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS 149 is effective (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

On May 15 2003, the FASB issued FASB Statement No. 150 ("SFAS 150"), Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS 150 requires disclosure regarding the terms of those instruments and settlement alternatives. SFAS 150 affects an entity's classification of the following freestanding instruments: a) Mandatorily redeemable instruments b) Financial instruments to repurchase an entity's own equity instruments c) Financial instruments embodying obligations that the issuer must or could choose to settle by issuing a variable number of its shares or other equity instruments based solely on (i) a fixed monetary amount known at inception or (ii) something other

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 37

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


than changes in its own equity instruments d) SFAS 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety. The guidance in SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. For private companies, mandatorily redeemable financial instruments are subject to the provisions of SFAS 150 for the fiscal period beginning after December 15, 2003. The adoption of this pronouncement does not have a material effect on the earnings or financial position of the Company.

Note 3 - Related Party Transactions
-----------------------------------

Due from affiliate represents amount due from West Dee Investments, a company owned by a person related to the manager of West Dee Construction, Inc. who provides office space for the Company's business, free of charge. This amount bears an interest rate of 6% per annum and is payable on demand. Interest income on July 31, 2003 was insignificant.

The Company has an amount due to a major shareholder. The amount is due on demand, unsecured and interest free.

The shareholder/director of West Dee Construction, Inc. provides office space for the Company's business free of charge. The amount involved for such services during the period is insignificant and accordingly has not been recorded.

Note 4 - Common Stock
---------------------

American Construction Corporation during the period from August 5, 2002 to July 31, 2003 had two private placements of stock. On August 5, 2002, the company accepted and executed subscription agreements for 5,100,000 common shares, having $0.001 par value per share at an offering price of $0.001 per share, for gross offering proceeds of $5,100. In June 2003 the company accepted and executed subscription agreements for 4,075,000 common shares, having $0.001 par value per share at an offering price of $0.001 per share, for gross offering proceeds of $4,075. Both were pursuant to Regulation D Rule 506 of the Securities Act of 1933. The Company received the subscribed amount of $9,075 in the six month period ended July 31, 2003.

Note 5 - Income Taxes
---------------------

The Company operates through its Canadian subsidiary. The Parent company has no operations of its own. Canadian income tax rules provide carryforward of net operating losses. Accordingly, the Company has gross deferred tax assets of approximately $6,400 as on July 31, 2003. The Company has recorded a 100% valuation allowance due to the uncertainty of its realization.

At July 31, 2003, the Company has gross deferred income tax asset of 6,766 Canadian dollars which can be carried forward through 2010.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 38

                   AMERICAN CONSTRUCTION COMPANY & SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)


Note 6 - Going concern
----------------------

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company's did not earn significant revenue during the period from August 5, 2002 (inception) through July 31, 2003 and the Company has accumulated deficit of $13,814 at July 31, 2003. At July 31, 2003, the Company has negative working capital and has been in business for a short period of time

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort from inception through July 31, 2003, towards obtaining additional equity. Management believes that the successfully raising additional funding in next fiscal year will allow the Company to continue operations through the next fiscal year.

Note 7 - Work in progress
-------------------------

Work in-progress represents costs incurred on four uncompleted contracts. Costs consist of subcontract costs incurred on the contracts. These contracts are approximately 90% complete and the Company expects to earn a profit on these contracts. Accordingly, these contracts are stated at cost of $10,423 as at July 31, 2003.

Note 8 - Customer deposits
--------------------------

Customer deposits represent deposits received from customers on uncompleted projects. The Company has received deposit amounting $11,774.00 from one customer at July 3, 2003.

--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 39

                          AMERICAN CONSTRUCTION COMPANY
                             Outside Back Cover Page

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.












































--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 40

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


PART II
-------

INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------

Our Articles of Incorporation do not speak to indemnification of directors and officers and therefore the Nevada Revised Statutes will govern when a director, officer or any person will be entitled to be indemnified by the Company. Our company has not adopted any bylaws to govern indemnification of directors, officers and other persons at the date of this registration statement.


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

Filing Fee                                                    $     84.41
Accounting and Audit Fees                                     $  7,500.00
Legal Fees and Expense                                        $  2,000.00
Printing and Engraving Expenses (includes EDGAR service)      $  1,000.00


RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

(a)  Securities issued and sold:


1. On August 5, 2002 we issued 5,100,000 common shares, having $0.001 par value per share, to Jeff Mabry, the Director of the Company for $5,100 pursuant to Regulation D Rule 506 of the Securities Act of 1933. These shares were paid for on April 4, 2003.


2. On June 2, 2003, we accepted and executed subscription agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.001 per share for gross offering proceeds of $4,075 USD, pursuant to Regulation D Rule 506 of the Securities Act of 1933. For this offering we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship. Each of the investors in our company are friends or business associates of Mr. Mabry the director of the company. Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a), received from us that information specified by the provisions of Rule 502(b). Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares. For each offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock. Each of the investors detailed below are not accredited investors.
       ------------------------------------------------------------------

Name                   Residency                 Shares      Proceeds
----                   ---------                 ------      --------

Rob Cimato             Phoenix, Arizona          450,000     $   450
Rene Sharp             Scottsdale, Arizona       200,000     $   200
Ty Packer              Phoenix, Arizona          200,000     $   200
Jennifer Schuldt       Tolleson, Arizona         200,000     $   200
Stanley Bright         Scottsdale, Arizona       150,000     $   150
Gregory Stec           Glendale, Arizona         150,000     $   150
Donald Boudreau        Scottsdale, Arizona       150,000     $   150
Tom Mickelson          Phoenix, Arizona          150,000     $   150
David De Lorenzo       Phoenix, Arizona          150,000     $   150
David Melanson         Phoenix, Arizona          150,000     $   150
Angelo Cimato          Phoenix, Arizona          150,000     $   150


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 41

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


Zack Scanlan           Mesa, Arizona             150,000     $   150
Jamie Fuller           Glendale, Arizona         150,000     $   150
Michael Wimmer         Phoenix, Arizona          150,000     $   150
Karen Hanke            Phoenix, Arizona          125,000     $   125
T. Scott Bell          Phoenix, Arizona          125,000     $   125
Thomas Ackerman        Scottsdale, Arizona       125,000     $   125
William Rhodes         Phoenix. Arizona          125,000     $   125
Holly Walker           Phoenix, Arizona          125,000     $   125
Scott Hudson           Scottsdale, Arizona       125,000     $   125
Jeff Adams             Phoenix, Arizona          125,000     $   125
John Mack              Phoenix, Arizona          125,000     $   125
Jadd Keller            Phoenix, Arizona           75,000     $    75
Michael Valladeres     Scottsdale, Arizona        75,000     $    75
Joe Carlton            Scottsdale, Arizona        75,000     $    75
James Bowes            Gold Canyon, Arizona       75,000     $    75
Scott Siegrist         Tempe, Arizona             75,000     $    75
Deborah Loeffler       Phoenix, Arizona           75,000     $    75
Paul Knadler           Glendale, Arizona          75,000     $    75
--------------------------------------------------------------------

Total                                          4,075,000     $ 4,075
                                               =========     =======


(b)  Underwriters and Other Purchasers.
     Not applicable

(c)  Consideration.
     See (a) above.

(d)  Exemption from Registration Claimed.
     See (a) above.


EXHIBITS
--------

A.   Exhibits

The following exhibits are attached hereto:

Exhibit           Title
Number

3.1     Our Articles of Incorporation dated August 5, 2002.
4.1 Subscription Agreement for our Regulation D Rule 506 offering memorandum dated May 15, 2003
4.2     Copy of share certificate;
5.1 Opinion of Dennis Brovarone as to the validity of the securities offered hereby
10.1    Fer Marc Equipment Quote
23.1    Consent of Kabani & Company Inc., Certified Public Accountants


B.   Financial Statement Schedules

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.


UNDERTAKINGS
------------

(1)  The undersigned Registrant hereby undertakes to:

(2) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to;


--------------------------------------------------------------------------------
American Construction Company Registration Statement                    Page 42

                          AMERICAN CONSTRUCTION COMPANY
--------------------------------------------------------------------------------


     (i) Include any prospectus required by Section 10(a)(3) for the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;; and

     (iii) Include any additional changed material information on the plan of distribution.

(3) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bonafide offering thereof.

(4) File a post-effective amendment to remove from registration any of the securities, which remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.


SIGNATURES
----------


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Phoenix, Arizona, USA on November 10, 2003.


AMERICAN CONSTRUCTION COMPANY
-----------------------------

SIGNATURE                           TITLE


/s/ Charles Jeff Mabry              President, Chief Executive Officer, Chief
-----------------------             Financial Officer, Chief Accounting Officer
Mr. Charles Jeff Mabry              and Director






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American Construction Company Registration Statement                    Page 43